Exhibit 23(a)



INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement for the 1995 Stock Plan for Non-Employee Directors of Global DirectMail Corp on Form S-8 of the report of Deloitte & Touche LLP dated February 7, 1996, appearing in the Annual Report on the Form 10-K of Global DirectMail Corp for the year ended December 31, 1995.

                                       /s/ Deloitte & Touche LLP
                                       DELOITTE & TOUCHE LLP
                                       New York, New York
                                       February 5, 1997